                                                             EXHIBIT 99.3


                      SUBSTANTIAL ORGANIC GROWTH POTENTIAL

                                NUMBER OF               TYPICAL
CATEGORY                        STATIONS              BCF MARGINS
--------                        --------              -----------
MATURE                            16                      50%+

DEVELOPED WITH UPSIDE             23                   30% TO 49%

UNDERDEVELOPED                    23                    0% TO 29%

STICK                             17                    NEGATIVE

- A Q1 BCF MARGIN IMPROVEMENT FROM 34% TO 45% WOULD RESULT IN APPROXIMATELY $13 MILLION OF ANNUALIZED INCREMENTAL BCF

- FOCUS ON IMPROVING SAME STATION REVENUE AND BCF AND ACHIEVING ABOVE INDUSTRY AVERAGE CASH FLOW GROWTH

-       FOCUS ON IMPROVING PERFORMANCE OF RECENTLY ACQUIRED RADIO STATIONS

- STICK AND UNDERDEVELOPED RADIO STATIONS REPRESENT SIGNIFICANT ASSET VALUE NOT YET REFLECTED IN CASH FLOWS